As filed with the Securities and Exchange Commission on November 6, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARBUTUS BIOPHARMA CORPORATION
(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-0597776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
701 Veterans Circle
Warminster, Pennsylvania 18974
(267) 469-0914
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. McElhaugh
Interim President and Chief Executive Officer
Arbutus Biopharma Corporation
701 Veterans Circle
Warminster, Pennsylvania 18974
(267) 469-0914
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven J. Abrams, Esq. Stephen M. Nicolai, Esq. Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, Pennsylvania 19103 (267) 675-4600	J. Christopher Naftzger General Counsel and Chief Compliance Officer Arbutus Biopharma Corporation 701 Veterans Circle Warminster, Pennsylvania 18974 (267) 469-0914	R. Hector MacKay-Dunn, K.C. Farris LLP 2500-700 West Georgia Street Vancouver, British Columbia Canada V7Y 1B3 (604) 684-9151

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement is a new registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to $200,445,773.18 of securities which remain unsold by the registrant (the “Unsold Securities”) under the Registration Statement on Form S-3 (File No. 333-260782), initially filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2021 and declared effective on November 18, 2021, which is due to expire on November 18, 2024 (the “Prior Registration Statement”). Filing fees of $18,581.32 were previously paid with respect to the Unsold Securities (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement, the registrant may issue and sell securities under the Prior Registration Statement until the earlier of (i) the date on which this registration statement is declared effective by the SEC and (ii) May 17, 2025, which is 180 days after November 18, 2024 (the earlier being the “Expiration Date”). Until the Expiration Date, the registrant may continue to use the Prior Registration Statement and related prospectus supplement for its offerings thereunder. All offers and sales by the registrant under the Prior Registration Statement will be deemed terminated on the Expiration Date, except to the extent covered by this registration statement.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2024
PROSPECTUS
$300,000,000
Common Shares
Preferred Shares
Warrants
Debt Securities
Units

We may offer and issue from time to time common shares, preferred shares, warrants, debt securities, or any combination of those securities, either individually or in units, up to an aggregate initial offering price of $300,000,000, in one or more transactions under this prospectus. The securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.
This prospectus provides a general description of the securities that we may offer. Each time we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement.
The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts, commissions and options will be set forth in the applicable prospectus supplement.
Our common shares are listed on the Nasdaq Global Select Market under the ticker symbol “ABUS”. On November 4, 2024, the last reported sale price per share of our common shares on the Nasdaq Global Select Market was $3.87. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.
We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “The Company — Implications of Being a Smaller Reporting Company” for more information.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 4.
You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before you make your investment decision.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2024

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $300,000,000.
This prospectus provides you only with a general description of the securities that we may offer. Each time securities are sold by us under this registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under the heading “Where You Can Find Additional Information” below.
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
As used in this prospectus, unless the context otherwise requires, the terms “Arbutus,” the “Company,” “we,” “us,” and “our” refer to Arbutus Biopharma Corporation, and, unless the context requires otherwise, the subsidiaries through which it conducts business. The Arbutus logo and all other Arbutus product names are trademarks of Arbutus in the United States and in other select countries. The Arbutus logo is a trademark of Arbutus in Canada. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

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FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference into this prospectus, contains “forward-looking statements” or “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws (we collectively refer to these items as “forward-looking statements”). Forward-looking statements are generally identifiable by use of the words “believes,” “may,” “plans,” “will,” “anticipates,” “intends,” “budgets,” “could,” “estimates,” “expects,” “forecasts,” “projects” and similar expressions that are not based on historical fact or that are predictions of or indicate future events and trends, and the negative of such expressions. Forward-looking statements in this prospectus, including the documents incorporated by reference, include statements about, among other things:
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our strategy, future operations, preclinical studies, clinical trials, prospects and the plans of management;

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the potential for our product candidates to achieve their desired or anticipated outcomes;

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the expected cost, timing and results of our clinical development plans and clinical trials, including our clinical collaborations with third parties;

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the development and commercialization of a curative combination regimen for chronic hepatitis B infection, a disease of the liver caused by the hepatitis B virus;

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the potential of our product candidates to improve upon the standard of care and contribute to a functional curative combination treatment regimen;

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obtaining necessary regulatory approvals;

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obtaining adequate financing through a combination of financing activities and operations;

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the expected returns and benefits from strategic alliances, licensing agreements, and research collaborations with third parties, and the timing thereof;

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our expectations regarding our technology licensed to third parties, and the timing thereof;

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our anticipated revenue and expense fluctuation and guidance;

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our expectations regarding the timing of announcing data from our ongoing clinical trials;

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our expectations regarding current patent disputes and litigation;

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our expectation of a net cash burn between $63 million and $67 million in 2024;

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our belief that we have sufficient cash resources to fund our operations into the fourth quarter of 2026; and

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our use of the proceeds from any offering under this prospectus.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Form 10-K for the year ended December 31, 2023, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe material risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business and the markets for our product candidates. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and any applicable prospectus supplement, and while we believe such information forms a reasonable basis for such statements and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

THE COMPANY
Company Overview
Arbutus Biopharma Corporation (“Arbutus”, the “Company”, “we”, “us”, and “our”) is a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics with distinct mechanisms of action, which can potentially be combined to provide a functional cure for patients with chronic hepatitis B virus (cHBV) infection. We believe the key to success in developing a functional cure involves suppressing hepatitis B virus deoxyribonucleic acid, reducing hepatitis B surface antigen and boosting HBV-specific immune responses. Our pipeline of internally developed, proprietary compounds includes an RNAi therapeutic, imdusiran (AB-729), and an oral PD-L1 inhibitor, AB-101. Imdusiran has generated meaningful clinical data demonstrating an impact on both surface antigen reduction and reawakening of the HBV-specific immune response. Imdusiran is currently in two Phase 2a combination clinical trials. AB-101 is currently being evaluated in a Phase 1a/1b clinical trial.
Corporate Information
We, under the name Tekmira Pharmaceuticals Corporation (“Tekmira”), were incorporated pursuant to the British Columbia Business Corporations Act (“BCBCA”), on October 6, 2005, and commenced active business on April 30, 2007, when Tekmira and its parent company, Inex Pharmaceuticals Corporation (“Inex”), were reorganized under a statutory plan of arrangement (the “Plan of Arrangement”), completed under the provisions of the BCBCA. The Plan of Arrangement saw Inex’s entire business transferred to and continued by Tekmira.
On March 4, 2015, we completed a business combination pursuant to which OnCore Biopharma, Inc. became our wholly-owned subsidiary. Effective July 31, 2015, our corporate name changed from Tekmira Pharmaceuticals Corporation to Arbutus Biopharma Corporation. Also effective July 31, 2015, the corporate name of our wholly owned subsidiary, OnCore Biopharma, Inc. changed to Arbutus Biopharma, Inc. (“Arbutus Inc.”). We had two wholly owned subsidiaries: Arbutus Inc. and Protiva Biotherapeutics Inc. (“Protiva”). Effective January 1, 2018, Protiva was amalgamated with Arbutus.
Our head office and principal place of business is located at 701 Veterans Circle, Warminster, Pennsylvania 18974 and our telephone number is (267) 469-0914. We maintain a website at www.arbutusbio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common shares held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find Additional Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies, products or businesses, and investments. Pending the application of the net proceeds, we intend to temporarily invest the net proceeds in interest-bearing instruments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the accompanying prospectus supplement relating to the specific offering.

GENERAL DESCRIPTION OF OUR SECURITIES
We may offer and sell, at any time and from time to time:
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common shares;

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preferred shares;

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warrants to purchase common shares, preferred shares and/or debt securities;

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debt securities consisting of debentures, notes or other evidences of indebtedness;

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units consisting of a combination of the foregoing securities; or

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any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.
The descriptions below of our share capital, warrants, debt securities and related information are summaries and are qualified by reference to documents incorporated by reference to the registration statement of which this prospectus is a part. Please refer to the information described under the heading “Where You Can Find Additional Information” below for directions on obtaining these documents.

DESCRIPTION OF OUR COMMON SHARES
The following description of our common shares summarizes provisions of our Notice of Articles and Articles, as amended (our “Articles”), the Investment Canada Act (Canada), the Competition Act (Canada) and the Business Corporations Act (British Columbia). The following description does not purport to be complete and is subject to, and qualified in its entirety by, our Articles, a copy of which is included as an exhibit to our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference herein and to the applicable provisions of the Investment Canada Act, the Competition Act and the Business Corporations Act.
Authorized and Outstanding Shares
Our authorized share capital consists of an unlimited number of common shares, without par value. As of November 4, 2024 there were 189,491,685 common shares outstanding.
Voting Rights
The holders of our common shares are entitled to receive notice of any meeting of our shareholders and to attend and vote thereat, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote. Each common share entitles its holder to one vote. There are no cumulative voting rights.
Dividends
Subject to the rights of the holders of preferred shares, the holders of common shares are entitled to receive on a pro rata basis such dividends as our Board of Directors may declare out of funds legally available for payment of dividends.
Liquidation Rights
In the event of the dissolution, liquidation, winding-up or other distribution of our assets, the holders of common shares are entitled to receive on a pro rata basis all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares.
Other Rights and Preferences
The terms of our common shares do not include any preemptive, conversion or subscription rights, nor any redemption or sinking fund provisions. The common shares are not subject to future calls or assessments by us.
Limitations to Control due to Certain Provisions of Canadian and British Columbian Law and our Articles
Unless such offer constitutes an exempt transaction, an offer made by a person, or an offeror, to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and (i) those of persons or companies acting jointly or in concert with the offeror; (ii) a control person of the offeror, and (iii) a person acting jointly or in concert with a person referred to in (ii)), would constitute 20% or more of the outstanding shares, would be subject to the take-over provisions of Canadian securities laws. The foregoing is a limited and general summary of certain aspects of applicable securities law in the provinces and territories of Canada, all in effect as of the date hereof.
In addition to the take-over bid requirements noted above, the acquisition of shares may trigger the application of additional statutory regimes including amongst others, the Investment Canada Act (Canada) and the Competition Act (Canada).
As well, under the Business Corporations Act (British Columbia), unless otherwise stated in our Articles, certain corporate actions require the approval of a special majority of shareholders, meaning holders of shares representing 66 2/3% of those votes cast in respect of a shareholder vote addressing such matter. Those items requiring the approval of a special majority generally relate to fundamental changes with respect to our business, and include amongst others, resolutions: (i) removing a director prior to the expiry of his or her term; (ii) altering our Articles, (iii) approving an amalgamation; (iv) approving a plan of arrangement; and (v) providing for a sale of all or substantially all of our assets.
Outstanding Share Options
As of September 30, 2024, we had outstanding options to purchase 16,581,611 of our common shares at a weighted-average exercise price of $3.40 per share, pursuant to our 2011 Omnibus Share Compensation Plan and our 2016 Omnibus Share and Incentive Plan.
As of September 30, 2024, we had outstanding options to purchase 500,000 of our common shares at a weighted-average exercise price of $2.26 per share, which options were issued outside of our equity compensation plans.
Outstanding Restricted Stock Units
As of September 30, 2024, we had reserved 1,661,969 of our common shares for issuance upon the settlement of outstanding restricted stock units, pursuant to our 2016 Omnibus Share and Incentive Plan.
The Nasdaq Global Select Market
Our common shares are listed on the Nasdaq Global Select Market under the symbol “ABUS.”
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is TSX Trust Company.

DESCRIPTION OF OUR PREFERRED SHARES
The following description of our preferred shares summarizes provisions of our Articles, the Investment Canada Act (Canada), the Competition Act (Canada) and the Business Corporations Act (British Columbia). The following description does not purport to be complete and is subject to, and qualified in its entirety by, our Articles, a copy of which is included as an exhibit to our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference herein and to the applicable provisions of the Investment Canada Act, the Competition Act and the Business Corporations Act.
Our authorized share capital consists of (a) an unlimited number of preferred shares, without par value, and (b) 1,164,000 Series A Participating Convertible Preferred Shares. As of November 4, 2024 there were no Series A Participating Convertible Preferred Shares outstanding and no other preferred shares outstanding.
Our Board of Directors has the authority, subject to limitations prescribed by law, to issue preferred shares in one or more series, to establish the number of shares to be included in each series before the issue of shares in that series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations and restrictions.
Our Board of Directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common shares. The issuance of preferred shares could delay, defer or prevent a change in control of our Company and may adversely affect the market price of our common shares and the voting and other rights of the holders of common shares. We have no current plan to issue any preferred shares.
If we offer a specific series of preferred shares under this prospectus, we will describe the terms of the preferred shares in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred shares with the SEC. To the extent required, this description will include:
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the title and stated value;

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the number of preferred shares offered, the liquidation preference per preferred share, and the purchase price of preferred shares;

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the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption, if applicable;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our common shares or our other securities and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

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whether the preferred shares will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

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voting rights, if any, of the preferred shares;

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a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred shares;

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the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution, or winding up of our affairs;

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any material limitations on issuance of any series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon our liquidation, dissolution, or winding up; and

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any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred shares.

Transfer Agent and Registrar
The transfer agent and registrar for any series of preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS
We may issue warrants to purchase our common shares, preferred shares and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for our common shares, preferred shares and/or debt securities and the number of common shares, preferred shares and/or debt securities to be received upon exercise of the warrants and a description of any series of preferred shares or debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax or foreign tax consequences;

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the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

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if applicable, the date from and after which the warrants and the common shares, preferred shares and/or debt securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption, put or call provisions;

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whether the warrants are to be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of common shares, preferred shares and/or debt securities. Therefore, holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders. We reserve the right to include in an applicable prospectus supplement specific terms of the warrants that are not within the options and parameters described in this prospectus. In addition, to the extent that any particular terms of the warrants described in an applicable prospectus supplement differ from any of the terms described in this prospectus, the description of those terms included in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such applicable prospectus supplement with respect to such warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in an applicable prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the applicable prospectus supplement regarding any particular issuance of debt securities.
We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
We may offer under this prospectus up to an aggregate principal amount of $300,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $300,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.
The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with an applicable prospectus supplement.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which such prospectus supplement is delivered:
•
the title of the series;

•
the aggregate principal amount;

•
the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•
any limit on the aggregate principal amount;

•
the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;

•
the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•
the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
the place or places where principal and, if applicable, premium and interest, is payable;

•
the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•
the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;

•
whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•
the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•
the currency of denomination;

•
the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;

•
the provisions, if any, relating to any collateral provided for such debt securities;

•
whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•
any addition to or change in the covenants described in this prospectus or in the indenture;

•
any events of default, if not otherwise described below under “Defaults and Notice”;

•
the terms and conditions, if any, for conversion into or exchange for our common shares or preferred shares;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•
the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and

•
any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into our common shares or preferred shares. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to such debt securities.

Transfer and Exchange
We may issue debt securities that will be represented by either:
•
“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•
“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Global Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.
Certificated Debt Securities
If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
Protection in the Event of Change of Control
Any provision in an indenture that governs the debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of the debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, the debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger, Conveyance, Transfer or Lease
We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.
Defaults and Notice
The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•
default in the payment of the principal of or any premium on any debt security of that series at its maturity;

•
default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

•
default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and

•
certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series covered by this prospectus shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.
Any indenture that governs the debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Any indenture that governs the debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.
Any indenture that governs the debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Modification of the Indenture
We and the trustee may modify any indenture that governs the debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge
The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.
Regarding the Trustee
We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
Governing Law
The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with one or more of the securities that may be offered under this prospectus, in any combination, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
The form of unit agreement, including a form of unit certificate, if any, will describe the terms of the series of units we may offer under this prospectus. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.
General
We may issue units comprised of one or more of the securities that may be offered under this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:
•
the designation and the material terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

•
the rights and obligations of the unit agent, if any;

•
the material U.S. federal income tax considerations applicable to the units;

•
any material provisions of the governing unit agreement that differ from those described herein; and

•
any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Common Shares,” “Description of our Preferred Shares,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any common share, preferred share, debt securities or warrants included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION
We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:
•
underwritten public offerings;

•
negotiated transactions;

•
block trades;

•
“At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), into an existing trading market, at prevailing market prices; or

•
through a combination of these methods.

We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.
We may distribute securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities being offered by this prospectus, including, to the extent applicable:
•
the name or names of the underwriters, dealers or agents, if any;

•
if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•
the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•
if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution and by whom they are to be borne;

•
any delayed delivery arrangements;

•
any options under which underwriters may purchase additional securities from us;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any public offering price;

•
any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•
the identity and relationships of any finders, if applicable; and

•
any securities exchange or market on which the securities may be listed.

Only underwriters named in the applicable prospectus supplement will be underwriters of the securities offered by the applicable prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities being offered by this prospectus to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the applicable prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any purchase option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the applicable prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may use a remarketing firm to offer the securities being offered by this prospectus in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in purchase options, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”). Purchase options involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the purchase option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the Nasdaq Stock Market LLC may engage in passive market making transactions in our common shares on the Nasdaq Stock Market LLC in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Notwithstanding the above, the securities: (i) have not been qualified for distribution by prospectus in Canada; and (ii) may not be offered or sold in Canada during the course of their distribution except pursuant to a Canadian prospectus or in reliance on an available prospectus exemption.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement, certain legal matters relating to the securities will be passed upon for us by Hogan Lovells US LLP with respect to matters of United States law, and Farris LLP, Vancouver, B.C., Canada, with respect to matters of Canadian law. Additional legal matters may be passed upon for us, the selling shareholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.
EXPERTS
The financial statements of Arbutus Biopharma Corporation appearing in Arbutus Biopharma Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.arbutusbio.com. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offerings under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 2, 2024, August 8, 2024 and November 6, 2024, respectively;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2024, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023;

•
our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed with the SEC on January 4, 2024, January 8, 2024, February 29, 2024, April 4, 2024, May 2, 2024,

May 2, 2024, May 22, 2024, May 28, 2024, June 5, 2024, June 6, 2024, August 1, 2024, October 11, 2024, October 15, 2024 and November 6, 2024; and
•
the description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-34949) filed with the SEC on November 4, 2010, as updated by Exhibit 4.1 to the our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: Arbutus Biopharma Corporation, Attn: Corporate Secretary, 701 Veterans Circle, Warminster, Pennsylvania 18974. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.arbutusbio.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

$300,000,000
Common Shares
Preferred Shares
Warrants
Debt Securities
Units

PROSPECTUS

           , 2024

The information contained in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2024
PROSPECTUS SUPPLEMENT
Up to $100,000,000
Common Shares
We previously entered into an Open Market Sale AgreementSM with Jefferies LLC (“Jefferies”), dated December 20, 2018, as amended on December 20, 2019, August 7, 2020 and March 4, 2021 (as amended, the “Sale Agreement”), relating to our common shares, without par value per common share. In accordance with the terms of the Sale Agreement, we may offer and sell our common shares from time to time through Jefferies, acting as sales agent. Up to $100.0 million of our common shares are being offered by this prospectus supplement pursuant to the Sale Agreement.
Our common shares trade on the Nasdaq Global Select Market under the symbol “ABUS.” On November 4, 2024, the last reported sale price for our common shares on the Nasdaq Global Select Market was $3.87 per common share.
Sales of our common shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Jefferies will be entitled to compensation at a commission rate of 3.0% of the gross proceeds of the shares sold under the Sale Agreement. See “Plan of Distribution” beginning on page S-11 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of common shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including civil liabilities under the Securities Act.
We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Summary — Implications of Being a Smaller Reporting Company” for more information.

INVESTING IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT, AS WELL AS THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Jefferies
The date of this prospectus supplement is            , 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2024.
This prospectus supplement relates to the offering of our common shares. Before buying any of the common shares that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference,” and any free writing prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the terms of this offering of common shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, or the information contained in any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering. We have not, and Jefferies has not, authorized any dealer, salesperson or other person to provide any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement or into any free writing prospectus prepared by or on our behalf or to which we have referred you. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We and Jefferies take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Jefferies is not, making an offer to sell the common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference into this prospectus supplement and in any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering is accurate only as of the date of each such respective document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, including the documents incorporated by reference, and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information.”
Other than in the United States, no action has been taken by us or Jefferies that would permit a public offering of the common shares offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The common shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of the common shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus

S-ii

supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy the common shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Unless stated otherwise or the context otherwise requires, references in this prospectus supplement to “Arbutus,” the “Company,” “we,” “us,” or “our” refer to Arbutus Biopharma Corporation and our wholly-owned subsidiary. The Arbutus logo and all other Arbutus product names are trademarks of Arbutus in the United States and in other select countries. The Arbutus logo is a trademark of Arbutus in Canada. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

S-iii

FORWARD-LOOKING STATEMENTS
This prospectus supplement contains “forward-looking statements” or “forward-looking information” within the meaning of applicable United States and Canadian securities laws (we collectively refer to these items as “forward-looking statements”). Forward-looking statements are generally identifiable by use of the words “believes,” “may,” “plans,” “will,” “anticipates,” “intends,” “budgets,” “could,” “estimates,” “expects,” “forecasts,” “projects” and similar expressions that are not based on historical fact or that are predictions of or indicate future events and trends, and the negative of such expressions. Forward-looking statements in this prospectus supplement, including the documents incorporated by reference, include statements about, among other things:
▪
our strategy, future operations, preclinical studies, clinical trials, prospects and the plans of management;

▪
the potential for our product candidates to achieve their desired or anticipated outcomes;

▪
the expected cost, timing and results of our clinical development plans and clinical trials, including our clinical collaborations with third parties;

▪
the development and commercialization of a curative combination regimen for chronic hepatitis B infection, a disease of the liver caused by the hepatitis B virus;

▪
the potential of our product candidates to improve upon the standard of care and contribute to a functional curative combination treatment regimen;

▪
obtaining necessary regulatory approvals;

▪
obtaining adequate financing through a combination of financing activities and operations;

▪
the expected returns and benefits from strategic alliances, licensing agreements, and research collaborations with third parties, and the timing thereof;

▪
our expectations regarding our technology licensed to third parties, and the timing thereof;

▪
our anticipated revenue and expense fluctuation and guidance;

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our expectations regarding the timing of announcing data from our ongoing clinical trials;

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our expectations regarding current patent disputes and litigation;

▪
our expectation of a net cash burn between $63 million and $67 million in 2024; and

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our belief that we have sufficient cash resources to fund our operations into the fourth quarter of 2026; and

▪
our use of proceeds from this offering.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement under the heading “Risk Factors”, and in the documents incorporated by reference into this prospectus supplement, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.
Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially and adversely from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations.
You should read this prospectus supplement and the documents incorporated by reference in this prospectus supplement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. We qualify all forward-looking statements by these cautionary statements.

SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our common shares. For a more complete understanding of our company and this offering, you should read carefully this entire prospectus supplement, including the information incorporated by reference into this prospectus supplement, and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, including the “Risk Factors” section beginning on page S-6 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement.
Company Overview
Arbutus Biopharma Corporation (“Arbutus”, the “Company”, “we”, “us”, and “our”) is a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop novel therapeutics with distinct mechanisms of action, which can potentially be combined to provide a functional cure for patients with chronic hepatitis B virus (cHBV) infection. We believe the key to success in developing a functional cure involves suppressing hepatitis B virus deoxyribonucleic acid, reducing hepatitis B surface antigen and boosting HBV-specific immune responses. Our pipeline of internally developed, proprietary compounds includes an RNAi therapeutic, imdusiran (AB-729), and an oral PD-L1 inhibitor, AB-101. Imdusiran has generated meaningful clinical data demonstrating an impact on both surface antigen reduction and reawakening of the HBV-specific immune response. Imdusiran is currently in two Phase 2a combination clinical trials. AB-101 is currently being evaluated in a Phase 1a/1b clinical trial.
Corporate Information
We, under the name Tekmira Pharmaceuticals Corporation (“Tekmira”), were incorporated pursuant to the British Columbia Business Corporations Act (“BCBCA”), on October 6, 2005, and commenced active business on April 30, 2007, when Tekmira and its parent company, Inex Pharmaceuticals Corporation (“Inex”), were reorganized under a statutory plan of arrangement (the “Plan of Arrangement”), completed under the provisions of the BCBCA. The Plan of Arrangement saw Inex’s entire business transferred to and continued by Tekmira.
On March 4, 2015, we completed a business combination pursuant to which OnCore Biopharma, Inc. became our wholly-owned subsidiary. Effective July 31, 2015, our corporate name changed from Tekmira Pharmaceuticals Corporation to Arbutus Biopharma Corporation. Also effective July 31, 2015, the corporate name of our wholly owned subsidiary, OnCore Biopharma, Inc. changed to Arbutus Biopharma, Inc. (“Arbutus Inc.”). We had two wholly owned subsidiaries: Arbutus Inc. and Protiva Biotherapeutics Inc. (“Protiva”). Effective January 1, 2018, Protiva was amalgamated with Arbutus.
Our head office and principal place of business is located at 701 Veterans Circle, Warminster, Pennsylvania 18974 and our telephone number is (267) 469-0914. We maintain a website at www.arbutusbio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common shares held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

THE OFFERING
Common shares offered by us:
Common shares having an aggregate offering price of up to $100.0 million.
Common shares to be outstanding following the offering:
Up to 215,277,928 shares (as more fully described in the notes following this table), assuming sales of 25,839,793 of our common shares in this offering at an offering price of $3.87 per share, which was the last reported sale price of our common shares on the Nasdaq Global Select Market on November 4, 2024. The actual number of shares issued will vary depending on the various sales prices under this offering.
Plan of Distribution:
“At the market offering” that may be made from time to time on the Nasdaq Global Select Market or other existing trading markets for our common shares through our sales agent, Jefferies. See “Plan of Distribution” on page S-11 of this prospectus supplement
Use of Proceeds:
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, preclinical study and clinical trial expenditures, acquisitions of new technologies and investments and business combinations. We reserve the right, at our sole discretion, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” on page S-8 of this prospectus supplement.
Risk Factors:
Investing in our common shares involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our common shares.
Nasdaq Global Select Market
symbol:
“ABUS”
Unless otherwise indicated, the number of common shares to be outstanding after this offering is based on 189,438,135 common shares outstanding as of September 30, 2024. Unless specifically stated otherwise, the information in this prospectus supplement is as of September 30, 2024, and excludes:
▪
17,081,611 of our common shares issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted average exercise price of  $3.37 per common share;

▪
1,661,969 of our common shares underlying restricted stock units outstanding as of September 30, 2024;

▪
15,460,108 of our common shares reserved for future grants of stock options, restricted stock units or other similar equity instruments under the 2016 Share and Omnibus Incentive Plan, as amended (the “2016 Plan”), as of September 30, 2024; and

▪
614,668 of our common shares reserved for future issuance under the 2020 Employee Stock Purchase Plan (the “2020 ESPP”) as of September 30, 2024.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes no exercise or forfeiture of any outstanding stock options or settlement of restricted stock units since September 30, 2024.

RISK FACTORS
Investing in our common shares is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus supplement and the documents incorporated by reference into this prospectus supplement, including the “Risk Factors” section of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference into this prospectus supplement. If any of these risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. These risks and uncertainties are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also materially and adversely affect our business, financial condition, cash flows, prospects and the price of our common shares.
Risks Related to This Offering
A substantial number of common shares may be sold in the market following this offering, which may depress the market price for our common shares.
Sales of a substantial number of our common shares in the public market following this offering could cause the market price of our common shares to decline. Although there can be no assurance that any of the $100.0 million of common shares being offered under this prospectus supplement will be sold or the price at which any such shares might be sold, assuming that an aggregate of 25,839,793 of our common shares are sold under this prospectus supplement during the term of the Sale Agreement with Jefferies, in each case, for example, at a price of $3.87 per share, the last reported sale price of our common shares on the Nasdaq Global Select Market on November 4, 2024, upon completion of this offering, based on 189,438,135 common shares outstanding as of September 30, 2024, we will have outstanding an aggregate of 215,277,928 common shares, assuming no exercise of outstanding options and no settlement of outstanding restricted stock units. A substantial majority of our outstanding common shares are, and all of the common shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.
In addition, as of September 30, 2024, we had (i) outstanding stock options exercisable for 17,081,611 common shares at a weighted average exercise price of  $3.37 per share, of which stock options to purchase 11,111,446 common shares were then exercisable and (ii) 1,661,969 common shares underlying outstanding restricted stock units. Upon exercise of the stock options and settlement of the restricted stock units, we would issue additional common shares. As a result, our current shareholders as a group would own a smaller interest in us and may have less influence on our management and policies than they now have. Furthermore, the holders may sell these shares in the public markets from time to time, without limitations on the timing, amount or method of sale. Sales of these common shares in the market could cause the market price of our common shares to decline. Moreover, if we issue options, restricted stock units or other securities convertible into or exchangeable for our common shares in the future and those options, restricted stock units or other derivative securities are converted or exchanged into common shares, you may experience further dilution.
Additional dilution may result from the issuance of our common shares in connection with collaborations or other financing efforts.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. We may sell common shares or other securities convertible into or exchangeable for our common shares in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing common shares or other securities convertible into or exchangeable for our common shares in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares or other securities convertible or exchangeable into our common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.
We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common shares.
Investors in this offering will experience immediate dilution in the as-adjusted net tangible book value per share of the common shares purchased in the offering.
The common shares sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of our common shares will be substantially higher than the net tangible book value per share of our outstanding common shares. After giving effect to the sale of our common shares being offered under this prospectus supplement in the aggregate amount of  $100.0 million at an assumed offering price of $3.87 per share, the last reported sale price of our common shares on November 4, 2024 on the Nasdaq Global Select Market, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of September 30, 2024, based on 189,438,135 common shares outstanding as of September 30, 2024 would have been approximately $203.7 million, or approximately $0.95 per common share. This represents an immediate increase in net tangible book value of approximately $0.39 per common share to our existing shareholders and an immediate dilution in as-adjusted net tangible book value of approximately $2.92 per common share to new investors of our common shares in this offering. See “Dilution” on page S-9 of this prospectus supplement.
It is not possible to predict the aggregate proceeds resulting from sales made under the Sale Agreement.
Subject to certain limitations in the Sale Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the Sale Agreement. The number of shares that are sold through Jefferies after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common shares during the sales period, any limits we may set with Jefferies in any applicable placement notice and the demand for our common shares. Because this offering can be terminated at any time and the price per share of each common share sold pursuant to the Sale Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sale Agreement.
We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.
We do not anticipate paying cash dividends on our common shares in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common shares. Furthermore, we may in the future become subject to additional contractual restrictions on, or prohibitions against, the payment of dividends.

USE OF PROCEEDS
We may issue and sell our common shares having aggregate sales proceeds of up to $100.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the Sale Agreement with Jefferies as a source of financing.
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, preclinical study and clinical trial expenditures, acquisitions of new technologies and investments and business combinations.
The precise amount and timing of the application of these net proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts and the timing and progress of any partnering efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate. Accordingly, our management will have broad discretion in the timing and application of these net proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the net proceeds in interest-bearing instruments.

DILUTION
If you invest in our common shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and our as-adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding common shares.
The net tangible book value of our common shares as of September 30, 2024 was approximately $106.9 million, or approximately $0.56 per common share.
After giving effect to the sale of our common shares in the aggregate amount of  $100.0 million at an assumed offering price of  $3.87 per common share, the last reported sale price of our common shares on November 4, 2024 on the Nasdaq Global Select Market, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of September 30, 2024 would have been approximately $203.7 million, or approximately $0.95 per common share. This represents an immediate increase in net tangible book value of approximately $0.39 per common share to our existing shareholders and an immediate dilution in as-adjusted net tangible book value of approximately $2.92 per common share to new investors of our common shares in this offering, as illustrated by the following table:
Assumed public offering price per share		$3.87
Net tangible book value per share as of September 30, 2024	$0.56
Increase in net tangible book value per share after this offering	$0.39
As-adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering		$0.95
Dilution per share to new investors in this offering(1)(2)		$2.92

(1)
Calculated as the difference between the assumed public offering price per common share and the as-adjusted net tangible book value per share after this offering.

(2)
The foregoing is based on 189,438,135 common shares outstanding as of September 30, 2024 and excludes:

▪
17,081,611 of our common shares issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted average exercise price of  $3.37 per common share;

▪
1,661,969 of our common shares underlying restricted stock units outstanding as of September 30, 2024;

▪
15,460,108 of our common shares reserved for future grants of stock options, restricted stock units or other similar equity instruments under the 2016 Plan as of September 30, 2024; and

▪
614,668 of our common shares reserved for future issuance under the 2020 ESPP as of September 30, 2024.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes no exercise or forfeiture of any outstanding stock options or settlement of restricted stock units since September 30, 2024.
The table above assumes for illustrative purposes that an aggregate of 25,839,793 of our common shares are sold under this prospectus supplement during the term of the Sale Agreement with Jefferies at a price of $3.87 per share, the last reported sale price of our common shares on the Nasdaq Global Select Market on November 4, 2024, for aggregate net proceeds of approximately $96.8 million, after deducting commissions and estimated aggregate offering expenses payable by us. The as-adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of common shares sold and other terms of the offering determined at the time our common shares are sold pursuant to this prospectus supplement. Pursuant to the Sale Agreement, the common shares are being sold from time to time at various prices under this prospectus supplement. An increase of  $1.00 per share in the price at which the common shares are sold from the assumed offering price of  $3.87 per share shown in the table above, assuming all of our common shares in the aggregate amount of  $100.0 million during the term of the Sale Agreement with Jefferies are sold at that price under this prospectus supplement, would increase our as-adjusted net tangible book value per share after the offering to $0.97 per share and would increase the dilution in as-adjusted net tangible book value per share to new investors in this offering to $3.90 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of  $1.00 per share in the price at which the common shares are sold from the assumed offering price of  $3.87 per share shown in the table above, assuming all of our common shares in the aggregate amount of  $100.0 million during the term of the Sale Agreement with Jefferies are sold at that price under this prospectus supplement, would decrease our as-adjusted net tangible book value per share after the offering to $0.91 per share and would decrease the dilution in as-adjusted net tangible book value per share to new investors in this offering to $1.96 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.
To the extent that any options have been or are exercised, restricted stock units have been or are settled, new options or restricted stock units are issued under the 2016 Plan or as inducement awards or we otherwise issue additional common shares in the future, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION
We previously entered into the Sale Agreement with Jefferies relating to our common shares. $100.0 million of our common shares are being offered by this prospectus supplement pursuant to the Sale Agreement.
In accordance with the terms of the Sale Agreement, we may offer and sell our common shares from time to time through Jefferies, acting as sales agent, under this prospectus supplement. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act including sales made directly on or through the Nasdaq Global Select Market or any other existing trading market for our common shares provided such sales are conducted on a market or exchange outside of Canada or to persons resident outside of Canada.
Each time we wish to issue and sell common shares under the Sale Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sale Agreement to sell our common shares are subject to a number of conditions that we must meet.
The settlement of sales of common shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering under this prospectus supplement, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sale Agreement, will be approximately $240,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such common shares.
Jefferies will provide written confirmation to us before the open on the Nasdaq Global Select Market on the day following each day on which common shares are sold under the Sale Agreement. Each confirmation will include the number of common shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of the common shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of our common shares pursuant to the Sale Agreement will terminate as permitted therein.
This summary of the material provisions of the Sale Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sale Agreement, and the amendments thereto, are filed as exhibits to our filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in this prospectus supplement.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus supplement and the accompanying prospectus electronically.
Notwithstanding the above, the securities: (i) have not been qualified for distribution by prospectus in Canada, and (ii) may not be offered or sold in Canada during the course of their distribution except pursuant to a Canadian prospectus or in reliance on an available prospectus exemption.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of common shares acquired pursuant to this prospectus supplement. This section applies only to a U.S. Holder that holds common shares as capital assets for U.S. federal income tax purposes. In addition, it does not set forth all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Code known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:
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certain financial institutions;

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dealers or traders in securities who use a mark-to-market method of tax accounting;

▪
U.S. expatriates and certain former citizens or long-term residents of the United States;

▪
persons holding common shares as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the common shares;

▪
persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

▪
entities classified as partnerships for U.S. federal income tax purposes;

▪
tax-exempt entities, including an “individual retirement account” or “Roth IRA”;

▪
persons that own or are deemed to own ten percent or more of our shares (by vote or value); or

▪
persons holding common shares in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partnerships holding common shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the common shares.
This section is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of common shares, and who is:
▪
a citizen or individual resident of the United States;

▪
a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

▪
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

▪
a trust if  (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of common shares in their particular circumstances.
Passive Foreign Investment Company Rules
Under the Code, we will be a passive foreign investment company (“PFIC”) for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of  “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation.
Passive income includes, among other things, interest, dividends, rents, certain non-active royalties and capital gains. Based on the composition of our gross income and assets in 2023, our reasonable estimates of our gross income and assets for 2024, and the nature of our business, we have determined that we were not a PFIC for our 2023 taxable year and we do not expect to be a PFIC for our taxable year ending December 31, 2024. Nevertheless, whether we are a PFIC in 2024 or any future taxable year is uncertain because, among other things, (i) we currently own, and will own after the closing of this offering, a substantial amount of passive assets, including cash, (ii) the valuation of our assets that generate non-passive income for PFIC purposes is uncertain and may vary substantially over time, and (iii) the composition of our income may vary substantially over time. If we are a PFIC for any year during which a U.S. Holder holds common shares, we will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds common shares, even if we ceased to meet the threshold requirements for PFIC status, unless the U.S. Holder makes a valid deemed sale or deemed dividend election under the applicable Treasury regulations with respect to its common shares.
If we are a PFIC for any taxable year during which a U.S. Holder holds common shares (assuming such U.S. Holder has not made a timely mark-to-market election, as described below), gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the common shares would be allocated ratably over the U.S. Holder’s holding period for the common shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder on its common shares exceeds 125% of the average of the annual distributions on the common shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above.
A U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its common shares, provided that the common shares are “marketable.” Common shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable Treasury regulations. The common shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the common shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement as disregarded). The Nasdaq Global Select Market is a qualified exchange for this purpose and, consequently, if the common shares are regularly traded, the mark-to-market election will be available to a U.S. Holder. If a U.S. Holder makes the mark-to-market election, it will recognize as ordinary income any excess of the fair market value of the common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the common shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of common shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election).
However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our common shares, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.
Alternatively, a U.S. Holder can make an election, if we provide the necessary information, to treat us and each lower-tier PFIC as a qualified electing fund (a “QEF Election”) in the first taxable year we (and our relevant subsidiaries) are treated as a PFIC with respect to the U.S. Holder. If a U.S. Holder makes a QEF Election with respect to a PFIC, the U.S. Holder will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. If we are a PFIC, we intend to provide the information necessary for a U.S. Holder to make a QEF Election with respect to us and to cause each lower-tier PFIC which we control to provide such information with respect to such lower-tier PFIC. If such election remains in place while we and any lower-tier PFIC subsidiaries are PFICs, we and our subsidiaries will not be treated as PFICs with respect to such U.S. Holder. A U.S. Holder must make the QEF Election for us and for each of our subsidiaries that is a PFIC by attaching a separate properly completed IRS Form 8621 for each such PFIC to the U.S. Holder’s timely filed U.S. federal income tax return.
In addition, if we are a PFIC or, with respect to a particular U.S. Holder, are treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.
If a U.S. Holder owns common shares during any year in which we are a PFIC, the U.S. Holder must file annual reports, containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us, with the U.S. Holder’s federal income tax return for that year, unless otherwise specified in the instructions with respect to such form.
U.S. Holders should consult their tax advisers concerning our PFIC status and the application of the PFIC rules.
General Rules Applicable to the Ownership and Disposition of Common Shares
The following discussion describes the general rules applicable to the ownership and disposition of the common shares but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”
Distributions on Common Shares
A U.S. Holder that receives a distribution with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. Subject to the passive foreign investment company rules described above, a distribution generally will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares. (See “Sale or Other Taxable Disposition of Common Shares” below). However, we may not maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by us with respect to the common shares will constitute ordinary dividend income. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year, we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply. Dividends received on common shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction.” The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.
Sale or Other Taxable Disposition of Common Shares
Upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder’s tax basis in such common shares sold or otherwise disposed of. A U.S. Holder’s tax basis in common shares generally will be such holder’s U.S. dollar cost for such common shares. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares have been held for more than one year.
Subject to the PFIC rules discussed above, preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.
Receipt of Foreign Currency
The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of common shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.
Foreign Tax Credit
Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.
Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose. However, the amount of a distribution with respect to the common shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.
Backup Withholding and Information Reporting
Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, common shares will generally be subject to information reporting and backup withholding if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to a Non-Canadian Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of common shares acquired pursuant to this offering.
This summary is applicable to a purchaser who acquires common shares pursuant to this offering and who, for the purposes of the Tax Act and any applicable tax treaty at all relevant times: (i) is not (and is not deemed to be) a resident in Canada, (ii) holds such common shares as capital property, (iii) deals at arm’s length and is not affiliated with us or Jefferies, (iv) does not use or hold (and will not use or hold) and is not deemed to use or hold the common shares in, or in the course of, carrying on a business in Canada, (v) does not carry on an insurance business in Canada and elsewhere, and (vi) is not an “authorized foreign bank” as defined in the Tax Act (a “Non-Canadian Holder”).
This summary does not apply to a Non-Canadian Holder (i) that is a “financial institution”, as defined in the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii) an interest in which is or would constitute a “tax shelter investment” as defined in the Tax Act; or (iv) that has or will enter into a “synthetic disposition arrangement”, “synthetic equity arrangement” or a “derivative forward agreement”, as those terms are defined in the Tax Act, in respect of common shares acquired pursuant to this offering. All such Non-Canadian Holders should consult their own tax advisors with respect to an investment in the common shares.
This summary is based on the current provisions of the Tax Act, our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”), all specific proposals to amend the Tax Act announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and the current provisions of the Canada-U.S. Tax Convention (1980), as amended (the “Canada-U.S. Tax Treaty”). This summary assumes that the Tax Proposals will be enacted in the current form proposed and does not otherwise take into account or anticipate any changes in the law or in the administrative policies and assessing practices of the CRA, whether by judicial, administrative, or legislative decisions or action, and whether prospective or retroactive in effect, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada, which may differ materially from those described in this summary.
This summary is not exhaustive of all possible Canadian federal income tax considerations, is of a general nature only, and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder. The relevant tax considerations applicable to the acquiring, holding and disposing of common shares acquired pursuant to this offering may vary according to the status of the Non-Canadian Holder, the jurisdiction in which the Non-Canadian Holder resides or carries on business and the holder’s own particular circumstances. Accordingly, each Non-Canadian Holder should consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of common shares acquired pursuant to this offering.
Dividends on common shares acquired pursuant to this offering
Dividends on common shares acquired pursuant to this offering paid or credited, or deemed to be paid or credited (including on a repurchase or redemption of the common shares by us unless purchased by us in the open market in the manner in which shares are normally purchased by any member of the public in the open market) to a Non-Canadian Holder will be subject to a non-resident withholding tax under the Tax Act at a rate of 25%, subject to reduction under the provisions of an applicable income tax treaty or convention. Under the Canada-U.S. Tax Treaty, the withholding tax rate for dividends is reduced to 5% for Non-Canadian Holders who are resident in the U.S. for purposes of, and are entitled to the benefits of, the Canada-U.S. Tax Treaty (a “U.S. Holder”) and that are corporations that hold at least 10% of our voting shares, and reduced to 15% for other U.S. Holders. The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profiting Shifting (the “MLI”) affects many of Canada’s tax treaties (but not the Canada-U.S. Tax Treaty), including the ability to claim benefits under such tax treaties. Not all persons who are resident of the U.S. for purposes of the Canada-U.S. Tax Treaty will be qualified for the benefits of the Canada-U.S. Tax Treaty. Non-Canadian Holders who may be eligible for a reduced rate of withholding tax on dividends

(if any) pursuant to any applicable tax treaty should consult with their own tax advisors with respect to taking all appropriate steps to obtain the benefit of a reduced withholding rate, including the execution and delivery to us of the appropriate Canadian tax forms.
Dispositions of common shares acquired pursuant to this offering
A Non-Canadian Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition of common shares acquired pursuant to this offering unless such common shares disposed of constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Canadian Holder and the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention (as may be affected by the MLI).
Generally, a common share acquired pursuant to this offering will not be “taxable Canadian property” of a Non-Canadian Holder at a particular time provided such common share is listed on a “designated stock exchange” (which currently includes the Nasdaq) unless, at any time during the 60-month period preceding the particular time, (a) the common share derived more than 50% of its fair market value directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) Canadian resource properties, (iii) timber resource properties (as such terms are defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in (i) to (iii), whether or not the property exists; and (b) 25% or more of the issued shares of any class or series of our shares were owned by one or any combination of  (i) the Non-Canadian Holder, (ii) persons with whom the Non-Canadian Holder did not deal at “arm’s length” (within the meaning of the Tax Act), and (iii) partnerships in which the Non-Canadian Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships. For a U.S. Holder, even if the common shares are taxable Canadian property to such Non-Canadian Holder at the time of disposition, the Canada-U.S. Tax Treaty will generally exempt a disposition of the common shares from Canadian federal income taxes unless the value of the common shares at that time is derived principally from real property situated in Canada. Common shares may also be deemed to be “taxable Canadian property” in certain other circumstances as set out in the Tax Act.
If the common shares acquired are, or deemed to be, taxable Canadian property of a Non-Canadian Holder and a capital gain realized on a disposition, or deemed disposition, of such common share is not entitled to relief under an applicable income tax treaty or convention, the Non-Canadian Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of such common share exceeds (or is exceeded by) the aggregate of the Non-Canadian Holder’s adjusted cost base thereof and any reasonable costs of disposition. The adjusted cost base to a Non-Canadian Holder of common shares acquired pursuant to this offering will be averaged with the adjusted cost base of all other common shares held by the Non-Canadian Holder as capital property immediately before that time.
A Non-Canadian Holder whose common shares are taxable Canadian property at the time of disposition is generally required to comply with certain reporting obligations under the Tax Act in respect of the disposition of such common shares including the requirement to file a Canadian income tax return reporting the disposition of such common shares. Non-Canadian Holders whose common shares may constitute taxable Canadian property should consult their own tax advisors for advice having regard to their particular circumstances.

LEGAL MATTERS
Certain United States legal matters in connection with this offering will be passed upon on our behalf by Hogan Lovells US LLP. Certain Canadian legal matters in connection with this offering will be passed upon on our behalf by Farris LLP, Vancouver, British Columbia. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York, for certain United States legal matters and Bennett Jones LLP, Vancouver, British Columbia, for certain Canadian legal matters.
EXPERTS
The financial statements of Arbutus Biopharma Corporation appearing in Arbutus Biopharma Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.arbutusbio.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:
▪
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 2, 2024, August 8, 2024 and November 6, 2024, respectively;

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2024, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023;

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our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed with the SEC on January 4, 2024, January 8, 2024, February 29, 2024, April 4, 2024, May 2, 2024, May 2, 2024, May 22, 2024, May 28, 2024, June 5, 2024, June 6, 2024, August 1, 2024, October 11, 2024, October 15, 2024 and November 6, 2024; and

▪
the description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-34949) filed with the SEC on November 4, 2010, as updated by Exhibit 4.1 to the our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: Arbutus Biopharma Corporation, Attn: Corporate Secretary, 701 Veterans Circle, Warminster, Pennsylvania 18974. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.arbutusbio.com. The information on such website is not incorporated by reference and is not a part of this prospectus supplement.

Up to $100,000,000
Common Shares

PROSPECTUS SUPPLEMENT

Jefferies
           , 2024

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee. The amounts do not include the costs of preparing any prospectus supplements, Nasdaq listing fees, FINRA filing fees, transfer agent fees or other expenses relating to the sale and distribution of particular securities registered under this registration statement, as those costs and expenses cannot be estimated at this time.
Amount to be paid
SEC registration fee	$15,241.75
Printing expenses	$(1)
Accounting fees and expenses	$(1)
Legal fees and expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)
These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
We are subject to the provisions of Part 5, Division 5 of the British Columbia Business Corporations Act (the “Act”).
Under Section 160 of the Act, we may, subject to Section 163 of the Act, do one or both of the following:
(1)
indemnify an individual who:

•
is or was a director or officer of ours;

•
is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of ours; or (ii) at our request, or

•
at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties to which the eligible party is or may be liable; and

(2)
after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

•
“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

•
“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, ours or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

•
“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.
Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.
Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:
•
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our Articles;

•
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our Articles;

•
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of us or the associated corporation, as the case may be; or

•
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of us or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.
Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of us or an eligible party, the Supreme Court of British Columbia may do one or more of the following:
•
order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•
order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•
order the enforcement of, or payment under, an agreement of indemnification entered into by us;

•
order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

•
make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, ours or an associated corporation.

Under our Articles, and subject to the Act, we must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with us on the terms of the indemnity contained in our Articles.
Under our Articles, and subject to the Act, we may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for us.
Under our Articles, and subject to the Act, we may advance expenses to an eligible party.
Pursuant to our Articles, the failure of an eligible party to comply with the Act or our Articles does not, of itself, invalidate any indemnity to which he or she is entitled under our Articles.
Under our Articles, we may purchase and maintain insurance for the benefit of an eligible person (or his or her heirs or legal personal representatives) against any liability incurred by him or her as a director, officer or person who holds or held such equivalent position.
We have entered into indemnity agreements with our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer for claims arising in his or her capacity as a director or officer of ours or in connection with their service at our request for another corporation or entity. The indemnity agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Item 16.   Exhibits.
Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.
4.1	Notice of Articles and Articles of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on March 16, 2018).
4.2	Amendment to Articles of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the Commission on November 7, 2018).
4.3*	Specimen certificate evidencing preferred shares.
4.4*	Form of any Certificate of Designation setting forth the preferences and rights with respect to any preferred shares issued hereunder.
4.5	Form of Indenture (filed herewith).
4.6*	Form of Warrant Agreement for Common Shares, including Warrant Certificate for Common Shares.
4.7*	Form of Warrant Agreement for Preferred Shares, including Warrant Certificate for Preferred Shares.
4.8*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities.
4.9*	Form of Unit Agreement.
5.1	Opinion of Farris LLP relating to the base prospectus (filed herewith).
5.2	Opinion of Farris LLP relating to the ATM prospectus (filed herewith).

Exhibit Number	Description of Document
10.1	Open Market Sale AgreementSM, dated December 20, 2018, by and between the Company and Jefferies LLC (incorporated herein by reference to Exhibit 1.1 of the Current Report on Form 8-K, filed with the SEC on December 20, 2018).
10.2	Amendment No. 1 to the Open Market Sale AgreementSM, dated December 20, 2019, by and between the Company and Jefferies LLC (incorporated herein by reference to Exhibit 1.3 to the Registrant’s Registration Statement on Form S-3, filed with the SEC on December 20, 2019).
10.3	Amendment No. 2 to the Open Market Sale AgreementSM, dated August 7, 2020, by and between the Company and Jefferies LLC (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 7, 2020).
10.4	Amendment No. 3 to the Open Market Sale AgreementSM, dated March 4, 2021, by and between Arbutus Biopharma Corporation and Jefferies LLC (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 4, 2021.)
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith).
23.2	Consent of Farris LLP (included in Exhibit 5.1).
23.3	Consent of Farris LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included on signature page hereto).
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee for Form of Indenture.
107	Filing Fee Table (filed herewith).

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)
If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warminster, Commonwealth of Pennsylvania, on November 6, 2024.
ARBUTUS BIOPHARMA CORPORATION
By:
/s/ Michael J. McElhaugh

Michael J. McElhaugh
Interim President and Chief Executive Officer
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. McElhaugh and David C. Hastings as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael J. McElhaugh Michael J. McElhaugh	Interim President and Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2024
/s/ David C. Hastings David C. Hastings	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 6, 2024
/s/ Frank Torti, M.D. Frank Torti, M.D.	Chairman	November 6, 2024
/s/ Daniel Burgess Daniel Burgess	Director	November 6, 2024
/s/ Richard C. Henriques Richard C. Henriques	Director	November 6, 2024
/s/ Keith Manchester, M.D. Keith Manchester, M.D.	Director	November 6, 2024

Signature	Title	Date
/s/ James Meyers James Meyers	Director	November 6, 2024
/s/ Melissa V. Rewolinski, Ph.D. Melissa V. Rewolinski, Ph.D.	Director	November 6, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement on November 6, 2024.
By:
/s/ Michael J. McElhaugh

Michael J. McElhaugh
Interim President and Chief Executive Officer